               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2003
                                                  __________________

                   CREDO Petroleum Corporation
________________________________________________________________
     (Exact name of registrant as specified in its charter)

         Colorado                 0-8877          84-0772991
________________________________________________________________
 (State or other jurisdiction    Commission       IRS Employer
   of incorporation)            File Number   Identification No.

1801 Broadway, Suite 900        Denver, Colorado      80202
________________________________________________________________
(Address of principal executive offices)            (Zip Code)

Registrant's telephone number,
including area code:            (303) 297-2200
________________________________________________________________

Item 12. Results of Operations and Financial Condition.
         CREDO Petroleum Corporation Press Releases dated
         September 15, 2003, entitled
         "CREDO Reports Record Nine-Month Earnings, Higher Natural Gas Prices and Stable Production Propel Earnings"

         "CREDO Updates Drilling Results, Successful Drilling Expected to Boost Produciton to Record Levels"

________________________________________________________________


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              CREDO PETROLEUM CORPORATION
                              (Registrant)

Date:  September 16, 2003         By:   /s/  James P. Garrett, Jr.
                                  --------------------------------
                                  James P. Garrett, Jr.
                                  Vice President and Chief
                                    Financial Officer
                                  (Principal Financial and
                                    Accounting Officer)

NEWS RELEASE

FOR IMMEDIATE RELEASE         Contact:  James P. Garrett
                                        Vice President & CFO
                                        www.credopetroleum.com

            CREDO REPORTS RECORD NINE-MONTH EARNINGS
         Higher Natural Gas Prices and Stable Production
                         Propel Earnings

DENVER, COLORADO, September 15, 2003 - CREDO Petroleum Corporation (NASDAQ: CRED) today reported record financial results for the nine months ended July 31, 2003. Net income surged 118% to a record $1,984,000 on revenue of $5,718,000 compared to $908,000 on revenue of $3,975,000 last year. On a per diluted share basis, net income was $.50 compared to $.23 last year. Cash flow from operating activities (before working capital changes) increased 72% to $3,517,000 compared to $2,041,000 last year.

Fiscal 2003 net income includes $.02 per share related to a one-time credit for the cumulative effect of adopting Financial
Accounting Standards Board Statement No. 143, Accounting for
Asset Retirement Obligations.

For the third quarter ended July 31, 2003, net income was a record $797,000, or $.20 per diluted share, compared to $327,000, or $.09 per diluted share last year.

  PRODUCTION STABLE AND EXPECTED TO INCREASE IN FOURTH QUARTER

Nine-month production stabilized at 1.14 Bcfge (billion cubic feet of gas-equivalent) compared to 1.17 Bcfge last year. Third quarter gas production volumes fell to 349 MMcfge (million cubic feet of gas) compared to 382 MMcfge last year. Natural gas accounts for 86% of the company's total production.

James T. Huffman, President, said, "Natural gas production has remained stable this year as new drilling has offset expected declines on significant wells drilled during the last two years. However, new wells coming on line during the third and fourth quarters should again boost our production to record levels. These wells are described in a separate press release dated today."

                      PRODUCT PRICES SURGE

Net wellhead natural gas prices rose 83% to $4.75 per Mcf compared to $2.59 last year. Hedging losses reduced nine-month gas price realizations by $.40 per Mcf compared to last year's hedging gains of $.35 per Mcf. As a result, total natural gas price realizations rose 48% to $4.35 per Mcf compared to $2.94 last year. Wellhead oil prices rose 35% to $27.65 per barrel compared to $20.54 last year.

For the quarter ended July 31, 2003, net wellhead natural gas prices rose 70% to $4.88 per Mcf compared to $2.87 last year. Hedging losses increased 2003 price realizations by $.14 per Mcf compared to last year's hedging gains of $.05 per Mcf. As a result, total natural gas price realizations rose 72% to $5.02 per Mcf compared to $2.92 last year. Wellhead oil prices rose 13% to $26.41 per barrel compared to $23.27 last year.

At third quarter-end, the company had open hedge positions totaling 150 MMcfg covering the months of September through November 2003 at an average NYMEX price of $6.42 per Mcf. Also at third quarter-end, the August hedge was closed and a deferred gain of $84,000 was realized. Subsequent to third quarter-end, 120,000 MMcfg covering the months of September through November was added to the hedge bringing those months to 75% to 80% of estimated production at an average NYMEX price of $5.94. Average gas prices in the company's market areas are expected to be 15% to 17% below NYMEX prices due to basis differentials and transportation costs.

          RECORD CAPITAL SPENDING PRODUCES GOOD RESULTS
            FOR BOTH DRILLING AND CALLIOPE OPERATIONS

Capital spending in the nine-months totaled a record $4,233,000 as successful operations continued on the company's two core projects--natural gas drilling along the Anadarko Shelf of Oklahoma and application of the company's patented Calliope gas recovery technology. A separate press release has been made today updating recent drilling results. A press release dated August 13, 2003 updated information about Calliope operations.

               STRONG FINANCIAL CONDITION PROVIDES
                   SOLID FOUNDATION FOR GROWTH

At July 31, 2003, working capital was $6,130,000. Total assets were $23,387,000 including cash and short-term investments of $7,309,000. Stockholders' equity was $16,512,000. The company's only debt is a $456,000 exclusive license obligation that is payable over seven years.

         NEW VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

The Board of Directors has employed James P. Garrett as the company's Vice President and Chief Financial Officer.
Mr. Garrett has an extensive oil and gas industry background. He was formerly employed by Columbus Energy Corporation and its successor, Cimarex, Energy Co.

                         MANAGEMENT COMMENT

"We continue to be very pleased with the progress of our business," Huffman said. "We have excellent momentum in our Calliope and drilling projects. In addition, we are optimistic about energy prices and significant production to be added by new wells coming on line during the third and fourth quarters."

          *          *          *          *          *

CREDO Petroleum Corporation is a publicly traded independent energy company headquartered in Denver, Colorado. The company is engaged in the exploration for and the acquisition, development and marketing of natural gas and crude oil in the Mid-Continent and Rocky Mountain regions. The company's stock is traded on the NASDAQ System under the symbol "CRED" and is quoted daily in the "NASDAQ Small-Cap Issues" section of The Wall Street Journal.

This press release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. All statements included in this press release, other than statements of historical facts, address matters that the company reasonably expects, believes or anticipates will or may occur in the future. Such statements are subject to various assumptions, risks and uncertainties, many of which are beyond the control of the company. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those described in the forward-looking statements.

                          CREDO PETROLEUM CORPORATION
                             FINANCIAL HIGHLIGHTS

                           Nine Months  Nine Months    Quarter      Quarter
                              Ended        Ended        Ended        Ended
Condensed Operating          July 31,     July 31,     July 31,     July 31,
  Information (Unaudited)      2003         2002         2003         2002
                            ----------   ----------   ----------   ----------
Revenue:
  Oil and Gas Sales         $5,014,000   $3,519,000   $1,980,000   $1,342,000
  Operating                    386,000      365,000      135,000      123,000
  Investment Income
   and Other                   318,000       91,000      128,000       17,000
                            ----------   ----------   ----------   ----------
                             5,718,000    3,975,000    2,243,000    1,482,000
                            ----------   ----------   ----------   ----------

Expenses:
  Oil and Gas Production     1,159,000      987,000      467,000      329,000
  Depreciation, Depletion
   and Amortization            930,000      911,000      325,000      353,000
  General and
   Administrative              939,000      742,000      333,000      257,000
  Interest                      34,000       38,000       11,000       13,000
                            ----------   ----------   ----------   ----------
                             3,062,000    2,678,000    1,136,000      952,000
                            ----------   ----------   ----------   ----------

Income Before Income
  Taxes and Accounting
  Change                     2,656,000    1,297,000    1,107,000      530,000

Income Taxes                  (744,000)    (389,000)    (310,000)    (159,000)
                            ----------   ----------   ----------   ----------

Income Before
  Accounting Change          1,912,000      908,000      797,000      371,000

Cumulative Effect of
  Change in Accounting
  Principle                     72,000         -            -            -
                            ----------   ----------   ----------   ----------

Net Income                  $1,984,000   $  908,000   $  797,000   $  371,000
                            ==========   ==========   ==========   ==========

Basic Income Per Share
  Before Accounting Change      $  .48       $  .23       $  .20       $  .09
Cumulative Effect of Change in
  Accounting Principle             .02          -            -            -
                                ------       ------       ------       ------

Basic Net Income Per Share      $  .50       $  .23       $  .20       $  .09
                                ======       ======       ======       ======

Diluted Income Per Share
  Before Accounting Change      $  .48       $  .23       $  .20       $  .09

Cumulative Effect of Change in
  Accounting Principle             .02          -            -            -
                                ------       ------       ------       ------

Diluted Net Income Per Share    $  .50       $  .23       $  .20       $  .09
                                ======       ======       ======       ======

Condensed Balance Sheet Information          July 31, 2003   October 31, 2002
                                             ------------      ------------
Cash and Short-Term Investments              $  7,309,000      $  6,910,000
Other Current Assets                            2,060,000         1,502,000
Oil and Gas Properties, Net                    13,372,000         9,677,000
Exclusive License Agreement, Net                  495,000           548,000
Other Assets                                      151,000           174,000
                                             ------------      ------------

                                             $ 23,387,000      $ 18,811,000
                                             ============      ============

Current Liabilities                          $  3,239,000      $  1,782,000
Deferred Income Taxes                           3,017,000         2,314,000
Exclusive License Agreement Obligation            408,000           408,000
Asset Retirement Obligation                       211,000              -
Stockholders' Equity                           16,512,000        14,307,000
                                             ------------      ------------

                                             $ 23,387,000      $ 18,811,000
                                             ============      ============

NEWS RELEASE

FOR IMMEDIATE RELEASE         Contact:  James P. Garrett
                                        Vice President & CFO
                                        www.credopetroleum.com

                 CREDO UPDATES DRILLING RESULTS
        Successful Drilling Expected to Boost Production
                        to Record Levels

DENVER, COLORADO, September 15, 2003 - CREDO Petroleum
Corporation (NASDAQ: CRED) today updated developments on its Oklahoma drilling program.

              ANADARKO SHELF OF NORTHWEST OKLAHOMA
                    Harper and Ellis Counties

The company's drilling program centers on its 14,000 gross acre Sand Creek Prospect and its 6,000 gross acre Two Springs Prospect, both located in Harper and Ellis Counties, Oklahoma. Drilling targets Morrow and Chester zones from 7,400 to 7,900 feet. In total, 24 wells have been drilled on the two prospects in the last two years, of which 19 were either completed as producers or are awaiting completion.

The company recently drilled four new wells on the two prospects.
One well is producing, two are currently being completed for production, and one is a dry hole.

The first of these wells, the 7,280-foot Gillenwaters #1-34, extended Morrow production one mile north of the Wills #1-3. It was completed naturally (without acid or fracture treatments) from one Morrow sand totaling 10 feet, and is a very good well for the area. Pipeline sales commenced in early September and the well is currently producing on a 15/64-inch choke at the daily rate of 1.1 million cubic feet of gas (MMcfg). CREDO is the operator and owns a 34% working interest.

On the Sand Creek Prospect, the Derby #1-22 well was drilled about one mile west of the Easterwood #11-23 (discussed below). The 7,450-foot well encountered one Morrow sand totaling seven feet. The well tested good amounts of gas from a "natural" completion and is currently awaiting pipeline connection before being fracture stimulated. CREDO owns a 36% working interest and is the operator.

The Glendena #2-5 well was drilled as a 2,700-foot south offset to the Glendena #1-5 which, in October 2001, opened the recent drilling play in the area. The 7,700-foot well encountered three Morrow sands totaling 28 feet that calculate productive on logs. The lower eight-foot sand tested good amounts of gas during "natural" completion testing. The well is connected to the pipeline and the lower sand is scheduled to be fracture stimulated. The upper two sands correlate to the prolific producing sands in the Glendena #1 and Redfearn wells and will be opened for production after the lower sand is stimulated. CREDO is the operator and owns a 39.5% working interest.

The Norman Trust #1-10 was the last of the four wells recently drilled on the two prospects. The 7,850-foot well was a dry hole.

Elsewhere on the Sand Creek Prospect, CREDO has participated in drilling five previously announced wells that are operated by third parties and were classified as "tight holes". Two of the wells are now producing and appear to be very good wells for the area. The other three wells are currently being completed for production.

On the northeast side of the Sand Creek Prospect, the Easterwood #11-23 discovered Morrow production about two miles north of existing production. It was completed from one Morrow sand totaling 12 feet and was fracture stimulated. Pipeline sales commenced in early August and the well is currently producing on a 16/64-inch choke at the daily rate of 2.1 MMcfg. CREDO owns a 24% working interest.

Five miles south of the Easterwood #11-23, the Deanna #1-15 discovered new Morrow production on the southeast corner of the prospect. The 7,850-foot well was completed naturally (without acid or fracture treatments) from one Morrow sand totaling eight feet. Pipeline sales commenced in early August and the well is currently producing on a 16/64-inch choke at the daily rate of
2.0 MMcfg and 35 barrels of condensate. CREDO owns a 37% working interest.

On the northwest side of the prospect, three new wells have been drilled. The Daphne Jane #1-20 encountered two Chester zones totaling 22 feet which calculate productive on logs. A drill stem test yielded gas at rates exceeding 5.0 MMcfg per day. The operator is currently perforating and testing the lower Chester zone and will test the primary zone shortly. CREDO owns a 12% working interest.

The other two wells in which CREDO owns small interests, Blackstone #1-8 (7%) and Patch #1-17 (12%) are currently being completed for production but are expected to be marginal to below average wells.

                       OKLAHOMA PANHANDLE
                          Beaver County

Development drilling is continuing on the company's 1,280 gross acre Traxler Prospect. The 7,700-foot Ronnie #1-6 encountered two Chester zones totaling 27 feet that calculate productive on logs. It also encountered a Morrow sand that appears to be productive. The lower Chester zone produces oil in the area and the middle Chester and Morrow produce gas. The Ronnie is expected to be a very good well and is awaiting pipeline connection prior to being completed for production. CREDO is the operator and owns a 60% working interest.


              ANADARKO SHELF OF NORTHWEST OKLAHOMA
                          Woods County

Successful drilling is continuing in the South Fork Field located in Woods County, Oklahoma. To date, the company has joined for its 7% interest in drilling 13 development wells in the field.
Several additional wells are projected.

                       MANAGEMENT COMMENT

James T. Huffman, President, stated, "Our recent drilling results have added at least five very good wells in which CREDO owns substantial interests. These wells are expected to boost our production to record levels." Huffman further stated, "Our drilling momentum should continue with ten new locations already on the books which are expected to be drilled during the next
12 months."

          *          *          *          *          *

CREDO Petroleum Corporation is a publicly traded independent energy company headquartered in Denver, Colorado. The company is engaged in the exploration for and the acquisition, development and marketing of natural gas and crude oil in the Mid-Continent and Rocky Mountain regions. The company's stock is traded on the NASDAQ System under the symbol "CRED" and is quoted daily in the "NASDAQ Small-Cap Issues" section of The Wall Street Journal.

This press release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements included in this press release, other than statements of historical facts, address matters that the company reasonably expects, believes or anticipates will or may occur in the future. Such statements are subject to various assumptions, risks and uncertainties, many of which are beyond the control of the company. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those described in the forward-looking statements.